Exhibit 23.3

Carl von Einsiedel, P. Geo.
1124 - 470 Granville Street
Vancouver, British Columbia, Canada

February 13, 2009

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549-4561

Re: Ruby Creek Resources Inc. - Form S-1 Registration Statement

Dear Sirs:

As a consulting geologist I hereby consent to the inclusion or incorporation by reference in the Form S-1 Registration Statement (Amendment No. 1 to Form SB-2) for Ruby Creek Resources Inc. dated on or about February 13, 2009, and thereafter, of the following:

  My report entitled "Technical Report on the More Creek Area Claims--Stikine Arch, North-Western, B.C." dated October 15, 2006 prepared by me for Ruby Creek Resources Inc.; and

  My letter report dated July 2, 2008 regarding Phase I work on the More Creek Area Claims prepared by me for Ruby Creek Resources Inc.

In addition, I hereby also consent to the reference to my name included under the heading "Experts" in the referenced Registration Statement for Ruby Creek Resources Inc.

Yours truly,

"Carl von Einsiedel"
Carl von Einsiedel, P. Geo.